                                                                    EXHIBIT 10.4




CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                       EXPEDIA, INC. /PEOPLESUPPORT, INC.
                 AMENDED AND RESTATED CUSTOMER SUPPORT SERVICES
                                    AGREEMENT

This Amended and Restated Customer Support Services Agreement (the "Agreement") is entered into by and between Expedia, Inc., a Washington corporation located at 13810 SE Eastgate Way, Suite 400, Bellevue, WA 98005 ("EI"), and PeopleSupport, Inc., a Delaware corporation, located at 1100 Glendon Avenue, 14th Floor, Los Angeles, CA 90024 ("COMPANY") to be effective as of July 1, 2004 ("Effective Date").

                                    RECITALS

WHEREAS, EI has developed a proprietary application for arranging, planning and reserving air, hotel and car rental transactions on the Internet along with other electronic commerce applications;

WHEREAS, EI operates a web site known as "Expedia," that provides on-line travel services, using its proprietary application; and

WHEREAS, EI and COMPANY entered into that certain Customer Support Services Agreement, dated as of December 11, 2000 (the "Original Effective Date"), as amended by an Amendment No 1, dated November 17, 2001, an Amendment No. 2, dated November 22, 2002, and an Amendment No. 3, dated December 17, 2003 (such agreement, as amended, the "Original Agreement") pursuant to which EI requested that COMPANY provide, and COMPANY agreed to provide, certain customer support services and other services to the customers of Expedia.

WHEREAS, as of July 1, 2004, the Parties are current with respect to all obligations to one another under this Agreement.

WHEREAS, EI and COMPANY now wish to amend and restate their respective rights and obligations under the Original Agreement as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein, the parties hereby agree as follows:

                                    AGREEMENT

1. COMPANY Services.

      (a) General. COMPANY agrees to provide customer support, en route assistance, quality control and other services, including without limitation those identified in Exhibit A (the "Services") to customers of Expedia, on the terms and conditions provided herein in accordance with (i) EI standard customer service policies and procedures as detailed in documentation provided by EI to COMPANY (including, without limitation, EI policies set forth in Exhibit E), which may be modified by EI from time to time in its sole discretion; and (ii) the performance requirements set forth in Exhibit C. The parties shall mutually prepare a procedures manual prior to launch and maintain such manual, setting forth detailed procedures for providing the Services.



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      (b) Facilities. COMPANY shall provide, maintain and staff one (1) or more customer care (phone and email support) facilities, (the "Facilities") to provide the Services set forth in Exhibit A of the Agreement. EI owns the toll-free telephone number that will be posted on the Expedia.com Web Site ("Customer Service Number"). COMPANY, at its sole cost, will purchase, install and maintain all software, hardware and telecommunications equipment at the Facilities that are necessary to provide the Services under this Agreement. COMPANY is responsible for maintaining all necessary telecommunications equipment and services at the Facilities to provide the Services, including all costs associated therewith. COMPANY shall ensure that the Facilities has, and shall maintain, an infrastructure capable of supporting a variety of communication methods as may be reasonably required by EI. The technology to be provided by COMPANY for purposes of this Agreement shall meet the requirements set forth by EI as provided to COMPANY in writing from time to time. Other facilities may be added as mutually agreed by amendment of this Agreement. The technology to be provided by COMPANY for purposes of this Agreement shall meet the requirements set forth by EI as provided from time to time.

      (c) Software, Hardware and Equipment. It is understood that COMPANY will provide leasehold improvements, telecommunication systems, furniture and fixtures, computers and proprietary software and, as between the parties, this software and equipment will be owned by COMPANY.

      (d) Problem Resolution. COMPANY agrees to resolve customer complaints in a manner that meets or exceeds the performance requirements as set forth in Exhibit C. In the event COMPANY is unable to resolve a problem, COMPANY may escalate the problem to EI-designated representative(s) in accordance with applicable procedures.

      (e) ACD System. COMPANY will maintain an Automatic Call Distribution ("ACD") system capable of providing the information identified in Exhibits C and G to EI in a format designated by EI. If COMPANY changes its current ACD system or adds facilities, COMPANY will ensure that any such new ACD system is capable of providing the information set forth in Exhibits C and G. COMPANY shall provide EI with standard specifications and documentation from its ACD system with respect to the Services provided by COMPANY under this Agreement.

      (f) Disaster Recovery. COMPANY must have a documented disaster recovery plan. Such plan shall set forth the implementation and management of disaster recovery procedures and shall be submitted to Expedia for reasonable review and approval within thirty (30) days of the execution of this Agreement. At a minimum, the disaster recovery plan shall include the following:

      Recovery Plan:

            -     Contact emergency services, as needed.

            - Contact TRAVSUP HOTPAGER and notify them of the nature of the problem, the estimated length of the problem and the estimated impact on service delivery.

            - Contact site and notify them of the same items as in #1 and #2, immediately above

            - Contact Expedia Customer Service management via e-mail and voicemail and notify them of the same items as in #1 and #2, above

            - Work to estimate length and severity of problem to determine what level of response is needed."



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      (g) Backup-up Power. COMPANY shall supply line-conditioned, uninterruptable power supply ("UPS") backed-up power to the Facilities in order to protect against line spikes, power surges, and temporary power outages and fluctuations.

      (h) Facilities Access. COMPANY shall take reasonable security measures, at least as great as the precautions it takes to protect its own confidential information, but no less than reasonable care, to keep confidential the Confidential Information of EI. COMPANY shall restrict access to the Facilities as reasonably necessary to ensure the security of EI's Confidential Information.

      (i) Onsite Visit. At EI's discretion, with reasonable advance notice, EI reserves the right to make onsite visits to the Facilities. In connection with such visits, COMPANY will provide to EI, as and when required by EI, access for a reasonable number of EI personnel to office premises at the sites equipped with standard office equipment as available to personnel of COMPANY in proximate offices, at no charge.

      (j) Training. COMPANY will ensure that all its employees and EI-permitted contractors and subcontractors performing any Services hereunder agree to undertake and successfully complete all training programs provided by EI with respect to the Services as EI in its sole discretion deems necessary to prepare COMPANY to provide the Services outlined in this Agreement. Training will be conducted at a mutually agreed upon facility where EI shall provide "train-the-trainer" training at no charge to COMPANY, except that all travel, accommodation and related expenses for COMPANY employees and employees of contractors or subcontractors, shall be the responsibility of COMPANY, or such contractors or subcontractors, respectively. COMPANY acknowledges and agrees that as a result of EI providing "train-the-trainer" training, COMPANY shall be responsible for internal and ongoing training of its personnel after receiving initial "train-the-trainer" training. COMPANY will designate a primary contact to work with EI to address ongoing training needs. EI agrees to provide the necessary training materials, for limited duplication, upon request by COMPANY and following EI approval, to be used by COMPANY to provide training as required under the terms of this Agreement. ***

      (k) Implementation Services. COMPANY prepared a implementation plan setting forth detailed procedures for providing the Services (the
"Implementation Plan"), which has been previously implemented.

      (l) Reporting. For systems under the control of COMPANY, COMPANY shall comply with all applicable reporting requirements by providing EI with the reports specified in Exhibits C and G (each a "Report"), including management reporting and any other information requested from time to time with respect to the Services performed. All Reports shall be complete and accurate. Each Report, whether in electronic or paper format, shall meet the standard Report requirements identified for the Report in Exhibits C and F or as specifically requested by EI from time to time. COMPANY shall deliver each Report, and all supporting documentation therefor, within the time and date specified in Exhibits C or F or as specifically requested by EI from time to time. COMPANY shall correct any errors in a Report within five (5) business days following EI's notice specifying the item in respect of which an error may have occurred.

      (m) Confidentiality of Service Requests/Calls. Nothing contained in this Agreement shall give COMPANY or its agents or contractors, the right to use, modify, reproduce, distribute and/or publish any EI customer records,


   ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.


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including without limitation reservations, service records or customer complaints resolved by COMPANY during the fulfillment of COMPANY obligations hereunder, all of which shall be considered Confidential Information under
Section 10 of this Agreement.

      (n) Change of Service. The parties agree, that from time to time during the term of this Agreement, EI may request reasonable non-material changes in the scope or manner of performance of the Services being performed by COMPANY hereunder, and that COMPANY shall comply with such non- material changes. Further, the parties agree, that from time to time during the term of this Agreement, EI may request reasonable material changes in the scope or manner of performance of the Services being performed by COMPANY ("Material Change Request"). Upon receipt of each Material Change Request, COMPANY will evaluate the impact that such Change Request will have on the resources required by COMPANY to perform the Services and the amounts then payable to COMPANY hereunder. COMPANY will give written notice to EI as to the results of such evaluation ("Material Change Proposal") within five (5) business days following receipt of that Material Change Request, unless otherwise agreed to by EI. If EI does not receive a Material Change Proposal in response to the applicable Material Change Request within five (5) business days, the Material Change Request is deemed accepted. In the event that the Material Change Proposal establishes that COMPANY's performance Of the Service in compliance with the applicable Material Change Request would materially, and adversely impact COMPANY resources and revenues, the parties agree to negotiate in good faith to reach mutually agreeable terms for the performance of, and payment for the Services requested under the Material Change Request.

2. Payment.


      (a) COMPANY is fully responsible for all costs incurred in providing the Services under this Agreement and all Exhibits hereto, independent of any provision for reimbursement set forth herein.

      (b) EI will pay COMPANY the amounts specified in Exhibit D subject to adjustments, deductions or credits to such amounts as provided for in this Agreement or any Exhibit hereto. COMPANY will invoice EI Accounts Payable on a monthly basis, on or before the fifth-teenth (15th) day of the month following the month for which activity is being invoiced, and shall include full documentation supporting such invoice. Payment terms are net thirty (30) days after receipt of invoice or as specified in this Agreement or Exhibits.

3. Ownership and License Grants.

      (a) Use of EI's Name. This Agreement does not constitute a trademark or service mark license. As of the Effective Date, EI shall be deemed to have granted COMPANY a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to use the Expedia(R) name solely in conjunction with answering and responding to email inquiries, and incoming Calls from, making outbound callbacks to Expedia customers as necessary for providing Services pursuant to the terms of this Agreement. Such license grant shall remain in effect while this Agreement is in good standing, but shall expire at the expiration or earlier termination of this Agreement. Specific additional terms and conditions pertaining to this license grant are set forth in Exhibit H, which is incorporated herein by this reference. COMPANY may list EI in its customer listing. Notwithstanding the foregoing, COMPANY shall not use EI's name, except as set forth in this Agreement, or as otherwise approved in writing by EI.



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      (b) Customer Information. Except as otherwise provided herein, COMPANY acknowledges and agrees that the information acquired by COMPANY in connection with the provision of Services pursuant to this Agreement, including without limitation customer and prospect information, sales information, back office and general ledger data, customer travel reservation and itinerary information, and EI customer lists and updates (including customer names, addresses and telephone numbers) (collectively, "Customer Data") shall be considered proprietary information of EI, including all Customer Data stored using any COMPANY database, and all right, title and interest in the Customer Data is owned by EI. COMPANY shall use such Customer Data only as necessary to perform the Services in accordance with this Agreement and shall maintain such Customer Data in strict confidence in accordance with the provisions of Section 10 hereof. Upon request from EI, COMPANY shall provide EI with any or all Customer Data in COMPANY's possession. Upon termination or expiration of this Agreement, COMPANY shall within ten (10) days thereafter, or within such other timeframe as EI may reasonably agree to, provide EI with all documents and materials containing Customer Data (including data stored or maintained in electronic format, whether or not created or stored using a COMPANY database), together with all other materials and property of EI, which are in its possession or under its control.

      (c) Custom Tools. At the sole discretion of EI, EI may grant COMPANY a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to access and use certain software tools ("Expedia User Management Tools") developed or to be developed by EI and to be identified from time to time during the term of this Agreement solely for the purpose of assisting COMPANY in providing the Services to Expedia customers under this Agreement. Upon the expiration or termination of this Agreement, COMPANY's license to use the Expedia User Management Tools will automatically terminate.

      (d) EI Intellectual Property Rights. EI owns all right, title and interest in and to any software or other intellectual property it provides to COMPANY during the term of this Agreement, including without limitation the items listed on Exhibit B, any and all Expedia User Management Tools, and training materials. All software so provided shall be used by COMPANY in accordance with the terms of the End User License Agreement ("EULA") accompanying the software, however, that notwithstanding any provision in a EULA to the contrary, COMPANY may not transfer any such software so provided.

      (e) COMPANY Software License. COMPANY shall grant EI a non-exclusive, personal, non-transferable, non-assignable, royalty-free license to access and use certain intellectual property consisting of all computer programming and/or formatting code or operating instructions that is owned or licensed by COMPANY and employed in the delivery of the Services (collectively "COMPANY Intellectual Property"), and to be identified from time to time during the term of this Agreement solely for the purpose of assisting COMPANY in providing the Services to Expedia customers under this Agreement. Upon the expiration or termination of this Agreement, EI's license to use the COMPANY Intellectual Property will automatically terminate.

      (f) COMPANY owns all right, title and interest in and to any COMPANY Intellectual Property that it provides to EI during the term of this Agreement. All COMPANY Intellectual Property so provided shall be used by EI in accordance with the terms of the End User License Agreement ("EULA") accompanying the COMPANY Intellectual Property, if any, however, that notwithstanding any provision in a EULA to the contrary, EI may not transfer any such COMPANY Intellectual Property so provided.

4. Warranties.



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      (a) COMPANY warrants that:

            (i) It possesses all necessary authority to enter into this Agreement, and that by so doing it does not violate any other agreements to which it is a party; and

            (ii) The Services will be performed in a professional manner and shall conform in all material respects with the service requirements set forth in this Agreement including, without limitation, those set forth in Exhibits A and C; and

            (iii) The Services will be performed by (i) employees of COMPANY acting within the scope of their employment who have signed confidentiality agreements with COMPANY (with appropriate acknowledgments of confidentiality) substantially in the form attached as Exhibit K; and

            (iv) In providing Services to Expedia customers and any other persons or entities, COMPANY shall make no representations nor undertake any obligations on behalf of EI concerning the Services and/or any other EI products or services beyond those expressly made or undertaken by Expedia and communicated to Expedia customers on the Expedia web site. COMPANY, including all of COMPANY's employees, temporary employees and contractors shall conform to all applicable laws and government rules and regulations. COMPANY assumes all responsibility for providing any training that may be required to ensure compliance with such legal requirements. COMPANY shall offer to Expedia customers only those Services authorized by this Agreement, advising customers requesting other services that Expedia does not provide such services, and then documenting and advising EI of all such requests; and

            (v) that COMPANY owns, or has valid license to, all worldwide rights, title and interest in the COMPANY Intellectual Property, employed in the delivery of the Services, or licensed to EI, and that such COMPANY Intellectual Property and any and all other software and materials COMPANY publishes or uses in providing the Services under this Agreement do not and will not infringe any intellectual property rights owned by EI or any other person or entity including, but not limited to, any copyright, patent, trademark or trade secret; and

            (vi) Except as otherwise provided in this Agreement, COMPANY will not reproduce, sell, publish, or in any manner commercially exploit the Expedia(R) name or any information or derivatives of information acquired in connection with its provision of Services or allow such reproduction, sale, publication or exploitation by any employee or person retained for the purpose of providing such services except as agreed to in writing by EI; and

            (vii) COMPANY agrees to work cooperatively and professionally in conjunction with third parties who are providing similar services to EI to ensure that Expedia customers receive consistent high quality Services under this Agreement.

            (viii) Prior to the commencement of the work to be performed hereunder and throughout the entire performance by COMPANY, COMPANY shall procure and maintain insurance adequate to cover any and all liability which COMPANY may incur as a result of the performance of work included in this Agreement. Such


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      insurance shall be in a form and with insurers acceptable to EI, and shall comply with the following minimum requirements:

                        (A) Commercial General Liability insurance of the
                  Occurrence Form, with policy limits of not less than Two Million Dollars (US$2,000,000.00) combined single limit each occurrence for Bodily Injury and Property Damage combined, and One Million Dollars (US$1,000,000.00) Personal and Advertising Injury Limit.

                        (B) Professional Liability And Errors & Omissions
                  Liability Insurance with policy limits of not less than Three Million Dollars (US$3,000,000.00) each claim with a deductible of not more than fifty Thousand Dollars (US$50,000.00). Such insurance shall include coverage for infringement of proprietary rights of any third party, including without limitation copyright, trade secret and trademark infringement as related to COMPANY's performance under this Agreement. Throughout the term of this Agreement, the Professional Liability And Errors & Omissions Liability Insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, COMPANY will maintain an extended reporting period providing that claims first made and reported to the insurance company within one year after the end of this Agreement will deemed to have been made during the policy period.

            A copy of the certificate of insurance shall be included as Exhibit
      J. Failure by COMPANY to furnish certificates of insurance or failure by EI to request same shall not constitute a waiver by EI of any of the insurance requirements set forth herein. COMPANY shall notify EI in writing at least thirty (30) days advance if COMPANY's insurance coverage is to be canceled or materially altered so as not to comply with the requirements of this section.

            In the event of such failure on the part of COMPANY to provide the certificates as requested herein, and in the event of liability or expense incurred by EI as a result of such failure by COMPANY, COMPANY hereby agrees to indemnify EI for all liability and expense (including reasonable attorneys' fees and expenses associated with establishing the right to indemnity) incurred by EI as a result of such failure by COMPANY; and

            (ix) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, COMPANY AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND (EXCEPT AS SET FORTH IN SECTION 7(a)) INDEMNIFICATION.

      (b) EI warrants that:

            (i) Any services performed by EI pursuant to this Agreement will, be performed in a professional manner; and



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            (ii) The Expedia User Management Tools do not and will not infringe any intellectual property rights owned by any other person or entity including, but not limited to, any copyright, patent, trademark or trade secret to the extent that COMPANY will be required to refrain from using such tools (and EI will not be able to provide substitute technology which reasonably provides the same or similar functionality) with the overall result that COMPANY will not be able to reasonably perform the Services as intended herein; and

            (iii) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EI AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SOFTWARE AND SERVICES PROVIDED PURSUANT TO THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND (EXCEPT AS SET FORTH IN SECTION 7(d)) INDEMNIFICATION.

5. Personnel.


      (a) COMPANY personnel assigned to Expedia shall be employees of COMPANY and not employees of EI and shall remain under the direction and control of COMPANY. These COMPANY personnel shall receive such salaries, compensation and benefits as COMPANY shall determine. COMPANY agrees to be responsible for all of its federal and state taxes, withholding, social security, insurance and other benefits, and all salaries, benefits and other costs of such COMPANY personnel.

      (b) Notwithstanding the foregoing, COMPANY personnel assigned to Expedia shall adhere to EI quality control standards as set forth in Exhibit C.

      (c) EI shall have the option to participate in any decisions regarding any assignment of COMPANY personnel to Expedia. COMPANY acknowledges EI' right to require immediate removal and prompt replacement from the Expedia team, any COMPANY employee, or agent performing COMPANY's obligations under this Agreement who engages in any conduct prohibited by law or inconsistent with EI policy as set forth in Exhibit E, so long as such removal and replacement is not discriminatory or in violation of law.

6. Non-Competition and Non-Solicitation; Exclusivity.


      (a) COMPANY personnel shall not target or solicit Expedia customers for any other COMPANY supported business or any additional travel business beyond provision of the Services governed by this Agreement, nor shall COMPANY use information gained in the provision of the Services to compete with Expedia in providing travel services.

      (b) Notwithstanding the preceding section 6(a), COMPANY shall not be prohibited from providing services to Expedia customers who contact COMPANY independently (other than in conjunction with Expedia), or whose names appear on mailing lists developed independently of Expedia or who were customers of COMPANY prior to the Effective Date.

      (c) EI shall not solicit COMPANY personnel assigned to Expedia to work for EI without prior written consent of COMPANY.



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      (d) EI agrees that, during the Term of this Agreement, COMPANY's
Philippine operations is the only Philippines source that EI will use to handle telephone and email support in the Philippines.

7. Indemnification.


      (a) COMPANY Indemnification. COMPANY agrees to indemnify, defend, and hold EI harmless from and against any and all claims, actions, demands, and costs, including reasonable attorneys' fees and expenses arising out of or in connection with third party claims related to the COMPANY Intellectual Property, and/or as a result of the performance of the Services provided under this Agreement by COMPANY or its employees, independent contractors or subcontractors and agents ("COMPANY Indemnified Claims"). Acts for which COMPANY shall indemnify EI include, but shall not be limited to, representations or obligations undertaken on behalf of EI concerning the Services to customers which exceed the scope of the Services as set forth in this Agreement; any act or omission in violation of any applicable government statutes, laws, rules and regulations or industry rules and regulations. In addition, COMPANY agrees to defend EI against, and pay the amount of any adverse final judgment or settlement to which COMPANY consents resulting from, any third party claim(s) ("Indemnified IP Claims") that the COMPANY Intellectual Property and/or COMPANY's provision of any services pursuant to this Agreement, infringes any third party patent, copyright, trademark or trade secret enforceable under the laws of the United States; provided that COMPANY is notified promptly in writing of the Indemnified IP Claim and has sole control over its defense and settlement, and EI provides reasonable assistance in the defense and/or settlement of such claim. EI reserves the right to control the defense of any COMPANY Indemnified Claim and to conduct all proceedings or negotiations in connection therewith, and if it so undertakes, all other proceedings or negotiations to settle or defend any such COMPANY Indemnified Claim shall be at EI' expense, provided that (i) COMPANY shall have the right to approve of any settlement of any such COMPANY Indemnified Claim; such approval shall not be unreasonably withheld, and (ii) EI shall be responsible for payment of all attorneys' fees incurred by EI after it has exercised its right to control the defense. COMPANY shall pay any and all expenses and other reasonable costs incurred by EI arising in connection with its obligations under this Section 7(a) promptly upon demand.

      (b) EI General Indemnification. EI agrees to indemnify, defend and hold COMPANY harmless from and against any and all claims, actions, demands, liabilities, and costs, including reasonable attorneys' fees and expenses, arising out of or in connection with third party claims as a result of (i) the business of Expedia unless arising out of or in connection with circumstances for which COMPANY is indemnifying EI pursuant to Section 7(a) above; and (ii) any injuries to the person or property of any Expedia customer while traveling on an Expedia itinerary unless arising out of or in connection with the negligence of COMPANY ("EI Indemnified Claim"). COMPANY reserves the right to control the defense of any EI Indemnified Claim and to conduct all proceedings or negotiations in connection therewith, and, if it so undertakes, all other proceedings or negotiations to settle or defend any such EI Indemnified Claim shall be at COMPANY's expense, provided that (i) EI shall have the right to approve of any settlement of any such EI Indemnified Claim, such approval shall not be unreasonably withheld, and (ii) COMPANY shall be responsible for payment of all attorneys' fees incurred by COMPANY after it has exercised its right to control the defense. EI shall pay any and all expenses and other costs incurred by COMPANY arising in connection with its obligations under this Section 7(b) promptly upon demand.

8. Term and Default.




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      (a) This Agreement shall commence as of the Effective Date, and shall continue in force until May 31, 2007 (the "Term"), unless earlier terminated by EI as provided in this Agreement or Exhibits hereto.

      (b) For Breach. In the event that either party materially breaches any provision of this Agreement, the non-breaching party will give the party in default written notice specifying the nature of the breach ("Notice of Default"). In the event that the defaulting party fails to cure such breach within thirty (30) days after receipt of the Notice of Default, then the non-breaching party may terminate this Agreement immediately upon the expiration of the thirty (30) day notice period.

      (c) Uncurable Breach. In the event either party causes a material breach of the provisions of Sections 1(l), 3(b), 6(a), or 10, such breach will justify termination for cause, and the non-breaching party may terminate this Agreement immediately with no further obligations under this Agreement.

      (d) For Convenience. [INTENTIONALLY OMMITTED]


      (e) Other Remedies. All remedies set forth in this Section 8 shall be in addition to and not in lieu of all other remedies available under this Agreement, at law or in equity.

      (f) Survival. Sections 7, 8(f), 8(g), 10, 11, 14 and 15 of this Agreement shall survive expiration or termination for any reason.

      (g) Transition. Upon the expiration or earlier termination of this Agreement, COMPANY shall cooperate with EI to assist in the orderly transition of Services to EI, or as EI may direct, in a professional manner, with no disruption to the Services.

9. Default in Performance and Remedies. [INTENTIONALLY OMITTED]


10. Confidentiality and Publicity.


      (a) EI and COMPANY agree that the terms of the Non-Disclosure Agreement executed by the parties, dated and attached hereto as Exhibit I shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined in such Non-Disclosure Agreement.

      (b) The parties acknowledge that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that the parties may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

      (c) COMPANY shall not issue any press release or advertising concerning COMPANY's relationship with EI and the Services hereunder, without EI' written pre-approval.

11. Notices and Requests. All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air courier, charges prepaid, with a confirming telefax; or (iii) transmitted, if transmitted by facsimile, and addressed as follows:



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Notices to COMPANY:



                  PEOPLESUPPORT, INC.
                  1100 Glendon Avenue
                  12th Floor
                  Los Angeles, CA  90024
                  ATTN: Corporate Counsel
                  Phone:  (310) 824-6058
                  Fax:      (310) 824-6355

                  With a copy to:  Vice President of Sales


Notices to EI:


                  EXPEDIA, INC.
                  13810 SE Eastgate Way, Suite 400
                  Bellevue, WA  98005  U.S.A.
                  ATTN:     SVP, Agency Operations
                  Phone:   (425) 564-7200
                  Fax:     (425) 564-7242

      With a copy to: Executive Vice President of Operations

      With a copy to: General Counsel

or to such other address as the party to receive the notice or request so designates by written notice to the other.

12. Audits and Onsite Visits. COMPANY agrees to maintain accurate and adequate books and records related to the Services for the following period of time: (i) for any applicable statute of limitations; (ii) for any compulsory extension or tolling of any applicable statute of limitations; and (iii) for any reasonable voluntary extension by EI of any statute of limitations under circumstances in which the governmental entity could otherwise compel an extension; provided however, that in no case will such period be less than five (5) years. EI may audit the books and records of COMPANY relating directly to the provision of COMPANY's performance of the Services under this Agreement and may consult with COMPANY's accountants as is reasonable to verify COMPANY's compliance with the terms of this Agreement. Any such audit shall be performed by an independent auditor and shall be paid for by EI unless material discrepancies are disclosed. "Material" shall mean a discrepancy of one percent (1%) or higher between amounts billed to EI and COMPANY's records. If material discrepancies are disclosed, COMPANY agrees to reimburse EI for the reasonable costs associated with the audit. COMPANY agrees to promptly correct any deficiencies detected in the audit and shall promptly refund or deduct from amounts payable, not to exceed total payments outstanding at the time of the refund, any overpayments disclosed by such an audit, except for specific past instances of non-monetary noncompliance not capable of correction due to the passage of time. In the event that COMPANY fails to refund any


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overpayment disclosed by the audit within thirty (30) days from the date of the audit report, EI may, at its election, set-off any such overpayment against any money subsequently due by EI to COMPANY. In the event the discrepancy indicates that EI has been undercharged, COMPANY may add the additional charges to a subsequent invoice, and EI will pay the invoice in accordance with the provisions set forth in this Agreement. Any audit will be conducted during COMPANY's normal business hours in such a manner as not to unreasonably interfere with COMPANY's normal business activities. At such times, EI and its agents shall be entitled to enter all locations of COMPANY necessary to provide or otherwise to support or to account for the Services, to conduct the foregoing audits, and to examine and make copies of all books and records regarding any or all information which EI is permitted to audit hereunder.

13. Taxes.


      (a) The amounts to be paid by EI to COMPANY herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, (i) any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to EI by COMPANY under this Agreement, (ii) taxes imposed or based on or with respect to or measured by any net or gross income or receipts of COMPANY, (iii) any franchise taxes, taxes on doing business, gross receipts taxes or capital stock taxes (including any minimum taxes and taxes measured by any item of tax preference), (iv) any taxes imposed or assessed after the date upon which this Agreement is terminated, (v) taxes based upon or imposed with reference to COMPANY's real and/or personal property ownership and (vi) any taxes similar to or in the nature of those taxes described in (i), (ii), (iii),
(iv) or (v) above, now or hereafter imposed on COMPANY (all such amounts, together with any penalties, interest or any additions thereto, collectively "Taxes"). EI is not liable for any Taxes incurred in connection with or related to the sale of goods and services under this Agreement, and all such Taxes shall be the financial responsibility of COMPANY, provided that EI shall pay to COMPANY Collected Taxes as indicated below. COMPANY agrees to indemnify, defend and hold EI harmless from any Taxes (other than Collected Taxes) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

      (b) Any sales or use taxes described above that (i) are owed by EI solely as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required to be collected from EI by COMPANY under applicable law, and (iii) are based solely upon the amounts payable under this Agreement (such taxes the "Collected Taxes"), shall be stated separately as applicable on COMPANY's invoices and shall be remitted by EI to COMPANY, whereupon COMPANY shall remit to EI official tax receipts indicating that such Collected Taxes have been collected by COMPANY. EI may provide to COMPANY an exemption certificate (including without limitation a resale certificate) in which case COMPANY shall not collect the taxes covered by such certificate. COMPANY agrees to take such steps as are requested by EI to minimize such Collected Taxes in accordance with all relevant laws and to cooperate with and assist EI, at EI's request, in challenging the validity of any Collected Taxes or taxes otherwise paid by EI. COMPANY shall indemnify and hold EI harmless from any Collected Taxes, penalties, interest, or additions to tax arising from amounts paid by EI to COMPANY under this Agreement, that are asserted or assessed against EI to the extent such amounts relate to amounts that are paid to or collected by COMPANY from EI under this section. If any taxing authority refunds any tax to COMPANY which EI originally paid to COMPANY, or COMPANY otherwise becomes aware that any tax was incorrectly and/or erroneously collected from EI, or COMPANY otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving Collected Taxes from EI, then COMPANY shall promptly remit to EI an amount equal to such refund, incorrect collection or tax benefit as the case may be plus any interest thereon.



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      (c) If taxes are required to be withheld on any amounts otherwise to be paid by EI to COMPANY, EI will deduct such taxes from the amount otherwise owed and pay them to the appropriate taxing authority. At COMPANY's written request and expense, EI will use reasonable efforts to cooperate with and assist COMPANY in obtaining tax certificates or other appropriate documentation evidencing such payment, provided, however, that the responsibility for such documentation shall remain with COMPANY.

      (d) This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

14. Limitation Of Liability. EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 7 AND ANY BREACH OF SECTION 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITIY IN CONNECTION WITH THIS AGREEMENT FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR REVENUE, BUSINESS INTERRUPTION, LOSS OF OR UNAUTHORIZED ACCESS TO INFORMATION, AND THE LIKE, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL EI BE LIABLE TO COMPANY FOR AN AMOUNT IN EXCESS OF THE TOTAL DOLLAR AMOUNT ACTUALLY PAID BY EI TO COMPANY FROM PURSUANT TO SECTION 2 HEREOF. IN NO EVENT WILL COMPANY'S AGGREGATE, CUMULATIVE LIABILITY FOR ANY DAMAGES HEREUNDER EXCEED THE AGGREGATE OF FEES PAID BY EI HEREUNDER FOR THE SERVICES PROVIDED DURING THE TWELVE (12) MONTH PERIOD THAT IMMEDIATELY PRECEDES THE ACT WHICH GAVE RISE TO THE CLAIM, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE.

15. General.


      (a) This Agreement shall be construed and controlled by the laws of the State of Washington. In the event that COMPANY brings a legal action against EI, EI consents to jurisdiction and venue in the state and federal courts sitting in the State of California. In the event that EI brings a legal action against COMPANY, COMPANY consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. Process may be served on either party by US Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by law.

      (b) Neither this Agreement, nor any terms or conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or franchise. COMPANY is an independent contractor for EI. COMPANY will employ its own employees in order to perform and satisfy its obligations under this Agreement. Nothing in this Agreement shall be construed as creating an employer-employee relationship, as a guarantee of future employment. COMPANY further agrees to be solely responsible for, and to indemnify and hold EI harmless against any


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and all federal and state taxes, tax withholding, social security, unemployment insurance, and other taxes and benefits resulting from COMPANY's relationship with its employees and independent contractors.

      (c) This Agreement, including all Exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof, with the exception of the Non-Disclosure Agreement between the parties referenced herein. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of COMPANY and EI by their respective duly authorized representatives.

      (d) No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

      (e) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect.

      (f) The rights and obligations hereunder shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided any rights or obligations hereunder shall not be assigned by COMPANY without the prior written consent of EI. Notwithstanding the foregoing, if COMPANY is reorganized into another form of entity with the effect that the new entity owns substantially all of the current assets and business of COMPANY and that the new entity is controlled by the same person(s) as currently control COMPANY, this Agreement may be assigned to such new entity without prior written consent of EI.

      (g) In any suit or action to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

      (h) The section headings herein are for the convenience of the parties and shall not be deemed to supersede or modify any provisions.

      (i) If either party is unable to perform under this Agreement due to circumstances or causes beyond its control, and which could not by reasonable diligence have been avoided, such party shall have the option, without liability, of suspending performance of its obligations under this Agreement for the duration of such contingency upon written notice to the other party. However, either party may terminate this Agreement upon written notice to the other party in the event that such other party has suspended performance of its obligations under this Agreement for more than thirty (30) days.

      (k) This Agreement does not constitute an offer by EI and shall not be effective until signed by both parties.




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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

EXPEDIA, INC.                                          PEOPLESUPPORT, INC.
10834 SE Eastgate Way,                                 1100 Glendon Avenue,
Suite 400                                              12th Floor
Bellevue, WA  98005                                    Los Angeles, CA  90024

/s/                                                    /s/
----------------------------                           -------------------------
By                                                     By


Robb A. Krieg                                          Lance Rosenzweig
----------------------------                           -------------------------
Name (print)                                           Name (print)


SVP, Agency Operations                                 CEO
----------------------------                           -------------------------
Title                                                  Title




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                              EXHIBIT A - SERVICES

1. COMPANY will provide the following Services to Expedia customers:



      SERVICE                  DESCRIPTION

      ***

2. COMPANY will provide the following Implementation Services to EI:

      - COMPANY coordinate relevant Expedia information and oversee the other Implementation Services;

      - COMPANY will provide the assistance described herein to EI in developing a training manual and training materials relating to EI's products and services, EI's marketing procedures, and Expedia;

      - COMPANY will prepare a Implementation Plan that will include, but not be limited to, a proposed time schedule for the task items that need to be completed to enable COMPANY to launch the Services described above and in the Agreement, and will detail the scope of work, services, resource requirements and tools required for implementation.

            - COMPANY will provide EI with access to the COMPANY Intellectual Property.

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                           EXHIBIT B - EI DELIVERABLES

1. EI will provide the following services to assist COMPANY in providing the Services under this Agreement:

      (a) Train-the-trainer training on the Expedia User Management Tools, if any are provided to COMPANY, Call tracking methodology and concomitant technology, and EI's policies and procedures, and on the goods and services provided on or through Expedia. EI will assemble and create training materials and provide all materials and information necessary to provide the training of COMPANY employees contemplated herein.

      (b) EI will provide COMPANY with web based *** as needed.

      (c) EI will provide COMPANY with the following:

            ***

2. COMPANY agrees that during the term of this Agreement, COMPANY will not provide service to non-EI business or companies via ***, or other telecommunications and application/system hardware and/or software.

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                    EXHIBIT C - SERVICE PROCESS REQUIREMENTS

1. Customer Service: COMPANY shall provide, maintain and staff the Facilities. COMPANY will provide *** this service professionally and as detailed under this Exhibit C and a detailed implementation plan, attached hereto. COMPANY will adopt as required, EI contact handling and escalation procedures as provided by EI.

2. ***

3. ***

4. Service Performance Measurements: COMPANY will staff to meet or exceed the monthly Service Performance Measurements set forth below ("SPM").

(a) *** the parties shall review the then current Service Performance Measurement ("SPM") standards, scoring and weighting and discuss whether any changes to them should be made. In the event that the parties do not reach agreement regarding new SPMs or agree that no changes are warranted, the parties agree that the then current SPMs shall continue in full force and effect *** If during the measuring period of the SPMs, events outside of the control of COMPANY occur, the parties agree to take into consideration the impact of such events on COMPANY's ability to perform in accordance with the SPMs and make appropriate adjustments, if any.

SPM GOALS: The SPM Goals *** from the Effective Date through the end of the term of this Agreement, are set forth below.

***


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(b) *** each calendar month (the "Delivery Date"), EI shall provide COMPANY with a report forecasting the volume of *** EI will use reasonable efforts to provide COMPANY with a report breaking such forecast into *** In the event Expedia does not provide COMPANY with a forecast for a particular calendar month, then the *** remains in effect; provided, however, if there is no forecast in effect, then the forecast shall be deemed to be the ***

***


  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.


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5. Monitoring and Coaching: COMPANY will perform extensive monitoring and coaching to its phone agents, email representatives, etc. At EI's discretion, COMPANY will make available to EI ***

6. Response Times to EI: COMPANY will establish and provide EI with a means of contacting COMPANY *** in the event that EI, in its sole discretion, determines that matters are urgent and that contact with COMPANY *** is necessary.

Upon COMPANY's receipt of a priority problem report from EI, COMPANY shall take corrective action so as to respond to EI with regard to the reported problem within the following time schedule:

***





  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.



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                              EXHIBIT D - PAYMENTS

Components of COMPANY Compensation: EI will compensate COMPANY for providing the Services, including those set forth in Exhibit A, as follows:

1. SERVICE FEES:

      (a) *** Handling: EI will pay COMPANY fees for the Services in accordance with the prices set forth in Table I below ***


      (b) *** Handling: *** EI will pay COMPANY fees for the Services in accordance with the prices set forth in Table II below ***






  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.



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TABLE I:

***


TABLE II:

***


      (c) "Service Fee" as used herein shall include payment for the following services: *** The parties may mutually agree to include other services within this definition of Service Fee.

      (d) The Overall Monthly Service Fee is comprised of two (2) components, one (1) for *** Handling, and one (1) for *** Handling.





  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.



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      (e) The parties will actively work together to analyze *** cases ***, with the overall goal to reduce the number of *** cases.

2. *** FEES:

      COMPANY agrees to offer and assist *** with the purchase of additional *** products *** EI will pay COMPANY fees for the *** Services in accordance with the prices set forth in Table III below.

TABLE III:

***

3. TRAINING:

      COMPANY agrees, *** to provide *** new EI specific information classroom training. In the event COMPANY determines that additional training is needed *** COMPANY shall provide to EI, for review and approval, a proposed training plan, *** EI may request that COMPANY provide specific training in addition to the *** ("Expedia Training Request"). Upon receipt of an EI Training Request, COMPANY will evaluate the EI Training Request and provide a written proposal to EI *** EI agrees to pay COMPANY *** for any training provided by COMPANY under an approved COMPANY Training Request, or an approved EI Training Request.

4. PROFESSIONAL SERVICES:

      In the event that EI requests "Professional Services," COMPANY shall provide such services at the rate set forth below for each indicated task classification. For the purposes of this Agreement, "Professional Services" means *** All Professional Services work must be pre-approved by EI.

***


  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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5.  ***


6.  ***


***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.


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

***

7.       COSTS:

      (a) EI shall bear the costs for the following items in connection with the Services ("EI Costs"):

***

      (b) COMPANY shall bear the costs for the following items in connection with the Services ("COMPANY Costs"):

***





***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

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                                                         EXHIBIT E - EI POLICIES

INTRODUCTION

The following code of conduct is not a contract. It is intended solely to provide general guidance to vendors and their representatives to assist them in functioning smoothly and efficiently while performing work for EI.

EI is committed to promoting a positive work environment. We expect our vendors and their employees, agents, and subcontractors (collectively, "representatives") to adhere to the same standards of conduct and behavior that we expect from our own employees while you and your representatives are on EI property or doing business with EI.

The information outlined below is important and should be read carefully. All third party vendors will be required to educate and, when appropriate, train their representatives to ensure they are aware of EI's expectations regarding their behavior and the consequences of any breaches of EI policies.

The policies summarized below are non-exhaustive, and there may be other conduct not specifically listed that would be unacceptable. EI expects that vendors and their representatives will conduct themselves in a professional manner at all times while on EI property or while doing business with EI. EI may require the immediate removal of any vendor representative who behaves in a manner that is unlawful or inconsistent with any EI policy, or that is otherwise deemed harmful to EI's business.

E-MAIL

Electronic mail, or e-mail, provides an easy-to-use, efficient means of communicating. The following guidelines for preparing and sending e-mail are designed to ensure that each vendor and its representatives use the e-mail system in an appropriate manner.

E-mail may not be used as a forum for political, religious, or other debates, or as a form of entertainment (for example, chain letters). Use of e-mail must be limited to EI business. All e-mail group aliases (a pre-defined group of users) must be for EI's business.

To informally exchange information over the computer on a variety of topics, use the Bulletin Board system.

EI e-mail names are confidential. Do not give e-mail names to anyone outside of EI. Do not share your password with anyone, attempt to gain access to anyone else's e-mail account, or use another's email account without permission.

EI prohibits obscene, profane, or otherwise offensive material from being broadcast across the EI network.



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NON-SOLICITATION POLICY

EI wants to provide a work environment that allows all employees, and all vendors and their representatives to complete their tasks with the least amount of disruption. Accordingly, vendors, their representatives, and any other non-EI employees are not allowed (while on EI property or while using EI owned equipment) to engage in solicitation or distribution of literature. This policy prohibits soliciting or handing out materials for any purpose.

COMPANY ACCESS TO INFORMATION AND PROPERTY

E-mail and its contents, as well as any other data stored on or transmitted by EI-owned equipment, is the property of EI and may be accessed by EI at any time. Accordingly, the content of e-mail, voice mail, and similar data should not be regarded as protected by any personal right of privacy.

Additionally, in order to evaluate and improve customer service, EI may monitor, as necessary, the telephone calls of vendors and their representatives who work in customer service positions.

Any facilities or equipment, including but not limited to offices, desks, computers, electronic media, motor vehicles, or lockers used by vendors and their representatives while on EI property or while conducting EI related business, may be accessed by EI as needed. Accordingly, you should not consider protected by any personal right of privacy anything brought onto or stored on EI property stored on EI equipment, or used while working on EI related business. Any EI property used by vendors and their representatives while performing EI related business remains the property of EI.

GIFTS

EI employees cannot accept payments of any amount or gifts or favors valued in excess of $100 from persons or firms with which we have business dealings, unless prior approval is obtained from a vice president or more senior company official. Accordingly, you and your representatives should refrain from giving to EI employees gifts with a value of more than $100.

INSIDER TRADING

All EI employees, agency temporaries, independent contractors, and vendor representatives are considered "insiders" for the purposes of state or federal securities laws that prohibit insider trading. As an insider, no vendor nor vendor representative may buy or sell EI's or another company's stock when in possession of information about EI or another company that is not available to the investing public and that could influence an investor's decision to buy stock.

New insider-trading laws carry stiff penalties, and the Securities and Exchange Commission (SEC) has a mandate to enforce these laws aggressively. EI can be negatively affected by insider trading and may terminate the services of, or refuse to do further business with, anyone found to have engaged in illegal insider trading.



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CONFIDENTIALITY

All information supplied by EI to vendors and their representatives should be regarded as confidential unless otherwise notified. Vendors and their representatives are not authorized to speak to the press on EI's behalf, unless being expressly authorized to do so by EI. Prior to performing any work for EI, all vendors will be required to sign a contract that includes a nondisclosure agreement.

VENDOR STANDARDS

EI expects its chosen vendors to operate in the best interest of the company at all times. It is expected that all equipment, manpower and services will be provided at the highest quality level while maintaining flexibility and cost effectiveness.

It is the responsibility of the vendor to inform its EI contact (or a member of EI management) when situations develop that require the vendor to operate in direct violation of the guidelines set forth in this document.

Additionally, in the event a EI employee has a relationship (spouse or other family relation, friend, domestic partner, etc.) with a vendor that might create a conflict of interest or the appearance of a conflict of interest, EI senior management approval is required prior to contracting for the services of said vendor.

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                        EXHIBIT F - COMPANY DELIVERABLES

In addition to the Services to be provided by COMPANY pursuant to Exhibit A of this Agreement, COMPANY shall provide the following:

1. Maintenance of CRS equipment;

2. ACD phone prompting and reporting (EI reserves the right to assume this responsibility), including Call overflow capabilities to auxiliary facilities;

3. Reporting systems sufficient to provide reports as set forth in this Agreement and otherwise to provide the Services as set forth in this Agreement;

           [The remainder of this page is intentionally left blank.]



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                   EXHIBIT G - COMPANY REPORTING REQUIREMENTS

COMPANY shall provide EI with data and reporting as specified below. COMPANY agrees to provide *** prior to implementation as requested by EI. ***

1. *** Data. COMPANY shall archive *** statistics *** The *** reports shall be made available to EI *** in a format approved by EI.


*** summary will include the following with *** totals:

      -     *** (subject to the availability of data in *** system)

      -     *** (subject to the availability of data in *** system)

      - *** (measured in fractions of hours) (subject to the availability of data in *** system)

      -     ***

      -     *** seconds

      -     *** (measured in seconds)

      -     *** seconds

      -     *** (per 24 hour period)

      -     *** minutes handled per *** hour period

      - *** minutes handled per *** hour period (subject to the availability of data in *** system)

2. COMPANY shall archive *** statistics. The *** archive data will be made available to EI within *** from the end of each ***, per an electronic file format to be approved by EI.

*** summary will include the following with *** totals:

      -     *** (subject to the availability of data in *** system)

      -     *** (subject to the availability of data in *** system)

      - *** (measured in fractions of hours) (subject to the availability of data in *** system)

      -     ***

      -     *** seconds

      -     *** (measured in seconds)

      -     *** seconds

      -     *** minutes handled

      - *** minutes handled (subject to the availability of data in *** system)





  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.



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3. Incident Reports. All *** generated by COMPANY, will be *** using a *** to be provided by EI. On an exception basis, EI may require COMPANY to *** types. Such information may include, but not be limited to, *** description.

4. Business Reviews. COMPANY shall organize and present *** business reviews for EI. The agenda and expectations will be based on input from EI. In general, these meetings will include a *** At a minimum, COMPANY shall include:

***

EI REPORT OBLIGATIONS

EI will provide COMPANY with the following reports. Additional reports may be requested by COMPANY and will be jointly developed by COMPANY and EI.

  ***CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.




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
                      EXHIBIT H - RULES FOR USE OF EI NAME

      COMPANY's use of EI's name pursuant to the provisions of Section 3(a) of the Agreement is further conditioned upon the following restrictions:

      (1) RESTRICTED USE OF MARK. COMPANY is not entitled to use the name "Expedia" on, without limitation, signage, letterhead, business cards, in advertising, telephone directory listings, invoices or on any other materials connected to COMPANY's business and business practices, except for those materials designed and approved by EI. COMPANY is not entitled either by implication or otherwise to any title in the EI trademarks, service marks, trade names, logos or symbols. COMPANY agrees to comply with guidelines for use of the name "Expedia" as may be prescribed by EI from time to time. COMPANY agrees not to form a company, commercial organization, firm or legal entity with a name incorporating as part of its name the word "Expedia" or any similar word and not to apply for any registration of or to claim any rights in the word "Expedia" or any similar word as a trade name, trademark or service mark.

      (2) QUALITY REQUIREMENTS. COMPANY agrees that use of EI's name for answering incoming telephone calls from, making outbound callbacks to, and providing travel documents to Expedia customers pursuant to providing Services, as permitted under the Agreement will be at the same level of quality previously established by and as prescribed from time to time by EI and will be at least commensurate with industry standards.

      (3) RESERVATION OF RIGHTS. All rights not expressly granted are reserved by EI.


      (4) NO PREJUDICE OF RIGHTS. COMPANY agrees not to take any action or fail to take action which would prejudice the rights of EI in the name "Expedia" or any other trademark, service mark, logo, trade name or symbol of Expedia, Inc.

      (5) PROTECTION OF TRADEMARKS, SERVICE MARKS, LOGOS AND TRADE NAMES. COMPANY agrees to report to EI, as soon as possible after it comes to COMPANY's notice, any suspected infringement or disparaging use of the "Expedia" trade name or any trade name, trademark, service mark, logo, or symbol owned by EI.

      (6) MISUSE. This Agreement may be terminated immediately if COMPANY misuses (including, but not limited to, infringement, disparagement and dilution) the name Expedia or any other trademark, service mark, logo, trade name or symbol of EI.

      (7) NO FURTHER CONVEYANCES. COMPANY shall not assign, transfer or sublicense the rights granted in the Agreement or this Exhibit H (or any right granted herein) in any manner, except as specifically provided in this Agreement.




                                      -H1-
                                                            Expedia Confidential

            EXHIBIT I - NON-DISCLOSURE AGREEMENT BETWEEN THE PARTIES

         [COPY OF EXISTING AGREEMENT TO BE ATTACHED TO FINAL AGREEMENT.]

                                      -I1-
                                                            Expedia Confidential

                      EXHIBIT J - CERTIFICATE OF INSURANCE

[COMPANY TO PROVIDE CERTIFICATE OF INSURANCE TO BE ATTACHED TO FINAL AGREEMENT.]


                                                            Expedia Confidential
                                      -J1-

               EXHIBIT K - EMPLOYEE NON-DISCLOSURE AGREEMENT FORM

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

      In consideration of my employment or continued employment by PEOPLESUPPORT, INC. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

      1. Recognition of Company's Rights; Nondisclosure. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, or publish any of the Company's Proprietary Information (defined below), except as required in connection with my work for the Company, or unless approved in writing by an officer of the Company. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, mask work rights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

      The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company and each subsidiary of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, mask works, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company, its subsidiaries and affiliates.

      2. Third Party Information. I understand that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") which the Company is required to keep confidential and use only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless authorized in writing by an officer of the Company.

      3. Assignment of Inventions.


      (a) I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:



                                      -K1-
                                                            Expedia Confidential

                  (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (A) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                  (B) Result from any work performed by the employee for the employer.

                  (ii) To the extent a provision in an employment agreement
            purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision i., the provision is against the public policy of this state and is unenforceable.

      (b) I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

      (c) I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions."

      4. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights will survive the termination of my employment, but the Company will compensate me at a reasonable rate after my termination for my time actually spent at the Company's request on such assistance.

      If the Company is unable for any reason, after reasonable effort, to secure my signature on any document as described in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act on my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph, with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

      5. Obligation To Keep Company Informed. During my employment, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions. After termination of my employment, I will disclose all patent applications filed by me within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will provide to the Company in writing all evidence

                                      -K2-
                                                            Expedia Confidential
necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870.

      6. Prior Inventions. Any Inventions which I made prior to my employment with the Company are excluded from the scope of this Agreement. To avoid any uncertainty, I have set forth on Exhibit A a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice prior to my employment with the Company, that I consider to be my property or the property of third parties and that I wish to exclude from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to indicate on Exhibit A that all Inventions have not been listed for that reason.

      7. Additional Activities. I agree that during my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company, and for the period of my employment by the Company and for one year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

      8. No Improper Use of Materials. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

      9. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

      10. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I agree that any property on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

      11. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company will have the right to enforce any provision of this Agreement by injunction, specific performance or other equitable relief, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

      12. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given


                                      -K3-
                                                            Expedia Confidential
upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing, or if sent by nationally recognized courier, one day after the date of delivery to such courier.

      13. General Provisions.


      13.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.


      13.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter hereof and supersedes all prior discussions between us. No modification of or amendment to this Agreement or waiver of any rights under this Agreement will be effective unless in writing signed by me and the Chief Executive Officer or General Counsel of the Company.

      13.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

      13.4 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

      13.5 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

      13.6 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company.

      13.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.

      This Agreement shall be effective as of the first day of my employment with the Company, namely: ____________, 20__.

      I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.



                                      -K4-
                                                            Expedia Confidential

      I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

      Dated: _______________, 20__.



                                            ------------------------------------

                                            ------------------------------------

                                                      Print Name

                                  Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

ACCEPTED AND AGREED TO:

PEOPLESUPPORT, INC.



By
   --------------------------


                                      -K5-
                                                            Expedia Confidential

                                    EXHIBIT A

PeopleSupport, Inc.
1575 Westwood Boulevard
Los Angeles, CA  90024

Ladies and Gentlemen:

      1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by PeopleSupport, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

[ ]   No inventions or improvements.

[ ]   See below:


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[ ]   Due to confidentiality agreements with a prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

[ ]   Additional sheets attached.

      2. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

[ ]   No materials.

[ ]   See below:


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[ ]   Additional sheets attached.

      Dated: ______ __, 20__.

                                                       Very truly yours,



                                                --------------------------------
                                                              Name